Exhibit 8.1

Subsidiaries	Place of Incorporation	Percentage of ownership
International Assembly Solutions, Limited	Hong Kong	100%
SPI China (HK) Limited	Hong Kong	100%
SolarBao E-commerce (HK) Limited	Hong Kong	100%
Yes Solar (HK) Limited	Hong Kong	100%
Green Energy Leasing (HK) Limited	Hong Kong	100%
B&J (HK) Trading Company Limited	Hong Kong	100%
SPI Renewable Energy (Luxembourg) Private Limited Company S.a.r.l.(1)	Luxembourg	100%
Italsolar S.r.l.	Italy	100%
Yes! Solar Inc.	U.S.	100%
SPI Solar New Jersey, Inc.	U.S.	100%
Calwaii Power Holding, LLC	U.S.	100%
SPI Solar, Inc.	U.S.	100%
Solar Juice Pty Limited	Australia	80%
SPI Solar Japan G.K.(2)	Japan	97%
Solar Hub Utilities, LLC	US	100%
JP Energy Partners, LP	US	100%
Solar Power Inc UK Services Limited	UK	100%
Emotion Energy Solar One Limited	UK	100%
Todderstaffe Solar Limited	UK	100%
Cairnhill Solarfield Limited	UK	100%
Sinsin Renewable Investment Limited (Malta)(3)	Greece	100%
Shanghai Meiyou New Energy Technology Co. Ltd	PRC	100%
Meitai Investment (Suzhou) Co. Ltd.	PRC	100%
Jiangsu Solarbao Leasing Co. Ltd.	PRC	100%
Solarbao E-Commerce (Suzhou) Limited	PRC	100%
Meitai Investment (China) Co. Ltd.	PRC	100%
Xinwei Solar Engineering and Construction (Suzhou) Co. Ltd.	PRC	100%
Xinwei Investment Co. Ltd.	PRC	100%
Xinwei Commercial Factoring Co. Ltd.	PRC	100%
Yan Hua Internet Technology (Shanghai) Co., Ltd.	PRC	100%
Meijv Power (Lianyungang) Co. Ltd.	PRC	100%
Xinyu Xinwei New Energy Co. Ltd.	PRC	100%
Shanghai Chengying Leasing Co. Ltd.	PRC	100%
Meicheng Power (Suzhou) Co. Ltd.(4)	PRC	100%
Meitai Power (Ningxia) Co. Ltd.	PRC	100%
Solarbao Commercial Factoring (Suzhou) Co. Ltd.	PRC	100%

Subsidiaries	Place of Incorporation	Percentage of ownership
Meijv Power (Suzhou) Co. Ltd.(5)	PRC	100%
Meijv New Energy Technology Co. Ltd.	PRC	100%
Ningxia Zhongkejiaye Energy Technology Management Service Co. Ltd.	PRC	100%
Xinwei Intelligent Power (Suzhou) Co. Ltd.	PRC	100%
Xinwei Power Sale (Suzhou) Co. Ltd.	PRC	100%
Nantong Meijv Engineering and Construction Co. Ltd.	PRC	100%
Yikachong Charging Technology (Suzhou) Co. Ltd.	PRC	100%
Meiliang Power (Suzhou) Co. Ltd.(6)	PRC	100%
Shanghai Lvdiantong Meitai Internet Technology Co. Ltd.	PRC	100%
Shanghai Youshang E-Commerce Co. Ltd.	PRC	100%
Gonghe County Xinte Photovoltaic Co. Ltd.	PRC	100%
Shanghai Fengqi Private Equity Fund LLP.	PRC	100%
Beijing Dingding Yiwei New Energy Technology Development Co., Ltd.	PRC	60%
Dongming County Meiliang Photovoltaic Co. Ltd.	PRC	100%
Gansu Meitai New Energy Technology Co. Ltd.	PRC	100%

Notes:

(1) SPI	Renewable Energy (Luxembourg) Private Limited Company S.a.r.l. holds four solar power project entities in Italy.
(2) SPI	Solar Japan G.K. holds four solar power project entities in Japan.
(3) Sinsin	Renewable Investment Limited (Malta) holds four solar power project entities in Greece.
(4) Meicheng	Power (Suzhou) Co. Ltd. holds 25 solar power project entities in China.
(5) Meijv	Power (Suzhou) Co. Ltd. holds 7 solar power project entities in China.
(6) Meiliang	Power (Suzhou) Co. Ltd. holds 13 solar power project entities in China.

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